Exhibit 99.1

SALE AGREEMENT
THIS SALE AGREEMENT (this “Agreement”) is made and entered into as of February 9, 2015 (the “Effective Date”), by and between (i) BUTLER IMPROVEMENTS, LLC, a Delaware limited liability company (“Seller”), and (ii) WHLR-BUTLER SQUARE, LLC, a Delaware limited liability company (“Purchaser”).
RECITALS:
Seller is the owner of a parcel of land located in Mauldin, South Carolina, more particularly described in Exhibit A attached hereto and made a part hereof, together with a shopping center known as Butler Square Shopping Center (the “Shopping Center”) and appurtenant improvements and fixtures (such parcel (the “Land”) and the improvements thereon (the “Improvements”) are collectively referred to herein as the “Real Property”) and (i) all Leases (as defined in Section 5(a)(v)) relating to the Real Property, (ii) to the extent assignable, any and all licenses, authorizations, permits and approvals issued by any governmental authority and relating to Seller’s ownership and operation of the Real Property, (iii) all equipment, facilities, machinery, tools, appliances, fixtures, furnishings, furniture, supplies, computer equipment and systems, telephone equipment and systems, satellite dishes and related equipment and systems, security equipment and systems, fire prevention equipment and systems, and all other items of tangible personal property owned by Seller and located on or in the Real Property (collectively, the “Personal Property”), and (iv) the Assumed Contracts (as defined in Section 7(b)) (the items described in clauses (i) through (iv) are referred to collectively herein as “Personal Property”) (the Personal Property, together with the Real Property, is referred to as the “Property”).
Seller desires to sell, and Purchaser desires to purchase, the Property pursuant and subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    PURCHASE AND SALE. Subject to the provisions of this Agreement, Seller agrees to sell and convey and Purchaser agrees to purchase the Property.
2.    PURCHASE PRICE AND EARNEST MONEY. The purchase price (“Purchase Price”) shall be Nine Million Four Hundred Thousand Dollars ($9,400,000). Simultaneously with the execution of this Agreement, Purchaser shall pay to the Escrow Agent (as defined below) the sum of Fifty Thousand Dollars ($50,000) as the earnest money deposit (the “Initial Deposit”). If Purchaser does not terminate this Agreement in accordance with the provisions of Section 6(c) or Section 10, it will, on the last day of the Feasibility Period, pay to the Escrow Agent an additional Fifty Thousand Dollars ($50,000) (the “Additional Deposit”). The Initial Deposit, together with the Additional Deposit, is hereinafter referred to as the “Earnest Money”. The Earnest Money shall be held in escrow pending closing. The Earnest

Money shall be held in a federally insured interest bearing account and all interest thereon shall be deemed a part of the Earnest Money. The Earnest Money shall be applied to the Purchase Price or otherwise paid to Seller or Purchaser as provided for herein. Subject to the provisions of Section 4(b), Purchaser shall pay the balance of the Purchase Price at closing in full in immediately available federal funds to Seller, subject to adjustments and prorations set forth herein.
3.    EFFECTIVE DATE. The Effective Date, which is set forth above, shall be the later of the dates that this Agreement is executed by Seller or Purchaser.
4.    CLOSING.
(a)    Closing Date and Escrow. Subject to the terms and conditions of this Agreement, the closing shall take place at the office of Wesley M. Graybill, Graybill, Lansche and Vinzani, 2721 Devine Street, Columbia, South Carolina 29205, Direct: (803) 404-5703, Facsimile: (803) 404-5701, Mobile: (803) 260-5579, wgraybill@glvlawfirm.com(the “Escrow Agent”) at and as of 11:00 A.M. (Eastern Time) on that date which (30) days after the end of the Feasibility Period (as hereinafter defined), or at such other place, time and date as may hereafter be mutually agreed between Seller and Purchaser, time being of the essence. As used in this Agreement, the term “closing” means the transfer and assignment of the Property to Purchaser and the performance by each party of the obligations on its part then to be performed under and in accordance with this Agreement, and the term “Closing Date” means the date on which the closing actually occurs.
(b)    On the Closing Date, and immediately following the satisfaction (or waiver under Section 11 hereof) of all conditions precedent to closing set forth in Section 11 hereof: (i) the Escrow Agent shall disburse to Seller and, in accordance with Seller’s written instructions, any mortgage holders, by wire transfer of federal funds, an amount equal to the Purchase Price reduced by any costs, expenses and adjustments payable by Seller under this Agreement, (ii) the Escrow Agent shall deliver to Purchaser all other documents and instruments received by it which, in accordance with the terms of this Agreement, are to be delivered by Seller to Purchaser on the Closing Date, and (iii) the Escrow Agent shall deliver to Seller all other documents and instruments received by it which, in accordance with the terms of this Agreement, are to be delivered by Purchaser to Seller on the Closing Date.
(c)    Seller’s Deliveries: On the Closing Date, Seller shall deliver to Purchaser (through the Escrow Agent) the following:
(i)    a Limited Warranty Deed (the “Deed”) in the form attached hereto as Exhibit B, duly executed and acknowledged by Seller and in proper form for recording, conveying the Real Property to Purchaser, and, if requested by Purchaser, a Quit-Claim Deed which shall describe the Real Property by reference to the Survey obtained by Purchaser;
(ii)    the Assignment and Assumption of Contracts in the form attached hereto as Exhibit C, duly executed by Seller;

(iii)    letters in the form attached hereto as Exhibit I, duly executed by Seller, advising each of the tenants under the Leases (as defined in Section 5(a)(v)) of the change in ownership of the Real Property;
(iv)    the Assignment and Assumption of Leases in the form attached hereto as Exhibit D, duly executed by Seller;
(v)    a schedule of all security deposits which have been deposited by tenants under the Leases, in accordance with Section 4(e)(iv);
(vi)    a certification as to Seller’s non-foreign status which complies with the provisions of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, duly executed by Seller;
(vii)    a Bill of Sale in the form attached hereto as Exhibit F, duly executed by Seller;
(viii)    an executed certificate that all of Seller’s representations and warranties contained in this Agreement are true and correct in all material respects as of the Closing, in the form of Exhibit G-1, duly executed by Seller;
(ix)    an owner’s affidavit in favor of the Title Company, in the form attached hereto as Exhibit H, duly executed by Seller, organizational documents reasonably requested by Title Company and documentation which evidences the authority to sell the Property;
(x)    a closing statement between Seller and Purchaser, duly executed by Seller, setting forth the prorations and adjustments to the Purchase Price respecting the Property to be made pursuant to this Agreement; and
(xi)    A South Carolina form Notification of Drycleaner Property Transfer or Name Change, in the form attached here as Exhibit J (the “SC Drycleaner Notification”), duly executed by Seller.
(d)    Purchaser’s Deliveries. On the Closing Date, Purchaser shall pay the Purchase Price and shall deliver to Seller (through the Escrow Agent) the following:
(i)    the Assignment and Assumption of Contracts in the form attached hereto as Exhibit C, duly executed by Purchaser;
(ii)    the Assignment and Assumption of Leases in the form attached hereto as Exhibit D, duly executed by Purchaser
(iii)    an executed certificate that all of Purchaser’s representations and warranties contained in this Agreement are true and correct in all material respects as of the Closing, in the form of Exhibit G-2, duly executed by Purchaser;

(iv)    a closing statement between Seller and Purchaser, duly executed by Purchaser, setting forth the prorations and adjustments to the Purchase Price respecting the Property to be made pursuant to this Agreement; and
(v)    A SC Drycleaner Notificiation, duly executed by Purchaser.
(e)    Adjustments. This Section 4(e) shall survive the Closing Date for one (1) year. The following items of expense shall be adjusted as of 11:59 p.m. on the day immediately preceding the Closing Date:
(i)    Real estate taxes and other municipal and local tax assessments with respect to the Real Property. With respect only to real estate taxes paid directly by tenants under the Leases to the applicable taxing authority, Purchaser and Seller shall not prorate real estate taxes if the applicable real estate taxes are current through the Closing Date. In all other instances, real estate taxes shall be prorated in accordance with the provisions of this Section 4(e)(i). If the Closing Date shall occur before the tax rate or assessment is fixed for the tax year in which the Closing Date occurs, the apportionment of taxes shall be upon the basis of the tax rate or assessment for the preceding year applied to the latest assessed valuation and Seller and Purchaser shall readjust real estate taxes promptly upon the fixing of the tax rate or assessment for the tax year in which the Closing Date occurs.
(ii)    Fuel, water and sewer service charges, and charges for gas, electricity and all other public utilities, if, and to the extent, Seller, and not tenants under the Leases, are responsible for such charges. If there are meters on the Real Property measuring the consumption of water, gas or electric current, Seller shall, not more than three (3) Business Days prior to the Closing Date, cause such meters (for utilities for which Seller, and not tenants, is responsible) to be read and shall pay promptly all utility bills for which Seller is liable upon receipt of statements therefor. Purchaser shall be liable for and shall pay all utility bills for services rendered after such meter readings. On the Closing Date, Purchaser shall post such security deposits as are required by the utility companies in order to continue service to the Real Property in replacement of the security deposits previously deposited by Seller with such utility companies. Purchaser shall open its own accounts with such utility companies on the Closing Date so that Seller may close its own applicable accounts as of the Closing Date and in such event the respective charges for such utility bills shall not be prorated.
(iii)    All rent payable by tenants under the Leases (the “Rent”), shall be adjusted, and any such Rent prepaid to Seller (including a pro rata portion of the rent paid for the month in which the closing occurs) shall be paid to Purchaser at closing. To the extent there are any Rents owing to Seller as of the Closing which relate to periods of time prior to the Proration Date, but which have not actually been collected by Seller as of the Closing (“Delinquent Rent”), such Delinquent Rent shall not be adjusted on the Closing Date. Any Rent which is received by Seller or Purchaser subsequent to the Closing Date shall be applied: first, to current rent due and payable for the month of the Closing, second to post-Closing rent due and payable, third to past due rents due and payable for post-Closing periods, and fourth, the balance will be paid to Seller. After the closing, Purchaser shall use commercially reasonable efforts to collect Delinquent Rent from tenants for a period of six (6) months after Closing; provided, however,

Purchaser shall not be obligated to bring any legal action to collect such Delinquent Rent Seller covenants and agrees that from and after closing, Seller will not sue or otherwise assert a claim under any Lease against any tenant of the Property that, at the time of assertion of the claim, is a tenant at the Property or is otherwise obligated to Purchaser under a lease for any portion of the Property. For purposes of clarity, the parties agree that any rent attributable to any period of time occurring prior to the Closing Date shall be allocable to Seller and any rent attributable to any period of time occurring on or after the Closing Date shall allocable to Purchaser. This provision shall survive Closing.
(iv)    Seller shall deliver to Purchaser on the Closing Date a schedule of all security deposits which have been deposited by tenants under, and not previously applied in accordance with, the Leases. All security deposits required to be held by Seller under the Leases and not applied in accordance with the Leases, shall at Seller’s option: (A) be delivered to Purchaser on the Closing Date; or (B) be retained by Seller, in which case the Purchaser shall be entitled to a credit against the Purchase Price on the Closing Date.
(v)    Seller shall pay for: (i) leasing commissions due in connection with Leases executed prior to the Effective Date, excluding, however, any leasing commission becoming due as a result of the exercise on or after the Effective Date by a tenant of any extension, expansion or renewal option under its Lease; and (ii) the cost of any obligation of landlord under a Lease executed prior to the Effective Date to perform or pay for tenant improvements regardless of when such obligation must be performed or paid. Purchaser shall pay for: (i) leasing commissions due from the landlord under a Lease in connection with Leases executed on or after the Effective Date; (ii) the cost of any obligation of landlord under a Lease executed on or after the Effective Date to perform or pay for tenant improvements regardless of when such obligation must be performed or paid. Effective as of the Closing Date, Purchaser shall honor and assume all covenants and obligations to be performed by the landlord under Leases, including any Lease terms providing for rent abatement periods or other landlord concessions. All Leases executed between the Effective Date and the Closing Date shall be submitted by Seller to Purchaser for review in accordance with the terms of Section 7(d) hereof. Purchaser shall reimburse Seller at Closing for any payments which Seller has made toward leasing commissions and costs of tenant improvements which Purchaser is obligated to pay under this Section 4(e)(v).
(vi)    All operating expenses and other apportionable income from tenants under the Leases and expenses paid or payable by Seller, including without limitation, Common Area Maintenance charges due under the Leases (collectively “CAM Charges”), shall be apportioned pro rata on a per diem basis as of 12:01 A.M. on the date of Closing. At Closing, Purchaser and Seller shall perform an interim reconciliation of the CAM Charges due under the Leases for the calendar year up to the date of Closing (the “Short Year”) as follows: (i) Purchaser shall pay to Seller the amount by which the CAM Charges actually paid by Seller during such Short Year exceed that portion of funds Seller collected from tenants for CAM Charges (which are not otherwise paid directly by such tenants) during the Short Year, or (ii) Seller shall pay to Purchaser the amount by which that portion of funds Seller collected from tenants for CAM Charges (which are not otherwise paid directly by such tenants) during the

Short Year exceeds the CAM Charges actually paid by Seller during such Short Year. Seller shall provide all relevant information regarding such reconciliation of the CAM Charges to Purchaser at least three (3) business days prior to Closing.
(vii)    All charges payable with respect to the Assumed Contracts.
(viii)    Any apportionments and prorations which are not expressly provided for in this Section 4(e), which shall be made in accordance with the customary practice in Columbia, South Carolina.
(f)    Final Closing Adjustment.
(i)    No later than ninety (90) days after the Closing Date, Seller and Purchaser shall make a final adjustment (the “Final Non-Tax Adjustment”) to the prorations made pursuant to Sections 4(e)(ii)-(vii) above (the “Non-Tax Prorations”). All Non-Tax Prorations which could not be determined at the closing because of the lack of actual statements, bills or invoices for the current period, any year-end adjustment of additional rent (including, but not limited to, percentage rent and common area maintenance charges) or any other reason are to be made as a part of the Final Non-Tax Adjustment. Any net adjustment of the Non-Tax Prorations in favor of Purchaser is to be paid in cash by Seller to Purchaser no later than thirty (30) days after the Final Non-Tax Adjustment. Any net adjustment of the Non-Tax Prorations in favor of Seller is to be paid in cash by Purchaser to Seller no later than thirty (30) days after the Final Non-Tax Adjustment. This Section 4(f)(i) shall survive the Closing Date for a period of one hundred twenty (120) days.
(ii)    No later than twelve (12) months after the Closing Date, Seller and Purchaser shall make a final adjustment (the “Final Tax Adjustment”) to the prorations made pursuant to Section 4(e)(i) above (the “Tax Prorations”). All Tax Prorations which could not be determined at the closing because of the lack of actual statements or any other reason are to be made as a part of the Final Tax Adjustment. Any net adjustment of the Tax Prorations in favor of Purchaser is to be paid in cash by Seller to Purchaser no later than thirty (30) days after the Final Tax Adjustment. Any net adjustment of the Tax Prorations in favor of Seller is to be paid in cash by Purchaser to Seller no later than thirty (30) days after the Final Tax Adjustment. This Section 4(f)(ii) shall survive the Closing Date for a period of thirteen (13) months.
(iii)    Notwithstanding anything to the contrary in this Section 4(f), if a manifest error in the prorations made at closing is determined by Seller or Purchaser or if material information which was not available at closing becomes available after closing, the parties will adjust the prorations made at closing promptly (and in any event within thirty (30) days after such error or material information is discovered).
5.    REPRESENTATIONS AND WARRANTIES.
(a)    Representations of Seller. Seller represents and warrants to Purchaser that, except as may be disclosed by any documents or materials delivered or made available to

Purchaser by Seller, including, but not limited to documents and materials delivered or made available by Seller pursuant to Section 6(d):
(i)    Organization and Authorization. Seller is a limited liability company duly organized and in good standing in the state of its organization and is duly registered to do business in the State of South Carolina. The individual or entity executing this Agreement on behalf of Seller is duly authorized to execute this Agreement on behalf of Seller. The execution and delivery of this Agreement and the performance of all obligations of Seller hereunder have been duly authorized by all entity action of Seller.
(ii)    No Conflicting Agreements. The transfer and delivery by Seller of the Property to Purchaser as provided hereunder and the performance by Seller of its obligations under this Agreement will not conflict with or result in the breach of any of the terms of any agreement or instrument to which Seller is a party.
(iii)    FIRPTA. Seller is not a “foreign person” within the meaning of the United States tax laws and to which reference is made in Internal Revenue Code Section 1445(b)(2).
(iv)    No Consents. Seller is not aware of any consents required for the performance of Seller’s obligations hereunder.
(v)    List of Leases. Attached as Schedule 5(a)(v) is a List of Leases, which List of Leases is true and correct in all material respects as of the date of such List of Leases. Except for the leases set forth in Schedule 5(a)(v) (each such lease, a “Lease” and collectively, the “Leases”), there are no leases, license agreements or other occupancy agreements now in effect with respect to, the Real Property. The Leases provided to Purchaser pursuant to Section 6(d) hereof are true and correct copies thereof in all material respects and include any amendments or modifications thereto.
(vi)    Leases. Seller is the “Landlord” or “Lessor” under the Leases and has full power and authority to assign the same to Purchaser. To Seller’s knowledge, except as disclosed on Schedule 5(a)(v) attached hereto, as of the Effective Date there is no monetary or material non-monetary default under any Lease by either the landlord or the tenant thereunder beyond any applicable grace or cure period. Seller has not previously assigned, pledged, transferred, hypothecated or conveyed the Leases or any interest therein except in financing transactions.
(vii)    Condemnation. As of the Effective Date, to Seller’s knowledge Seller has not received any written notice of any pending or threatened condemnation of all or any portion of the Real Property.
(viii)    Litigation; Violations. As of the Effective Date, to Seller’s knowledge and except as set forth in Schedule 5(a)(viii), there is no suit, action or litigation affecting Seller which, if resolved adversely, would have a material adverse effect on the Property or on the ability of Seller to consummate the transactions contemplated hereby. As of the Effective Date, Seller has received no written notice of any violations of any governmental law, ordinance, requirement, order or regulation which remains uncured the violation of which would have a material adverse effect on the Property or on the ability of Seller to consummate the transactions contemplated hereby.
(ix)    Service Contracts. Attached hereto as Schedule 5(a)(viii) is a schedule of all of the current service, maintenance or other contracts related to the ownership and operation of the Property (collectively, the “Contracts”) excluding any service, maintenance or other contracts which the tenants under the Leases have entered into.
(x)    Title to Property. To Seller’s knowledge, Seller is the fee simple owner of the Property.
(xi)    Environmental Reports. Seller has delivered to Purchaser copies of those environmental reports or studies which are described in Schedule 5(a)(xi) (the “Environmental Reports”). None of the Environmental Reports have been modified by Seller for presentment to Purchaser.
(xii)     Bankruptcy. The Seller is not a debtor in any bankruptcy or other insolvency proceeding.
(xiv)    Governmental Notices. Except as set forth in Schedule 5(a)(xiv), as of the Effective Date (A) Seller has not receive a written notice from any governmental authority (1) requiring any work, repairs, construction, alterations or installations on or in connection with the Property, or (2) asserting any violation of any federal, state, county or municipal laws, ordinances, codes, orders, regulations or requirements affecting any portion of the Property, in each case which remains outstanding; and (B) there is no action, suit or proceeding pending against Seller or the Property or any portion thereof or relating to or arising out of the ownership of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.
Except as expressly set forth in this Agreement, it is understood and agreed that Seller is not making and has not at any time made any warranties or representations of any kind or character, express or implied with respect to the Property, including, but not limited to, any warranties or representations as to habitability, merchantability, or fitness for a particular purpose or any other matter or thing regarding the Property. Purchaser acknowledges and agrees that upon closing Seller shall sell and convey to Purchaser and Purchaser shall accept the Property “AS IS, WHERE IS, WITH ALL FAULTS.” Purchaser shall rely solely on its own investigation with respect to the Property, including the Property’s physical or economic condition, compliance or lack thereof with any ordinance, order, permit or resolution. In addition to, and not by way of limitation of, the sale of the Property on an AS IS CONDITION WITH ALL FAULTS basis under this Agreement, Purchaser acknowledges that Seller makes no representations or warranties whatsoever to Purchaser regarding the physical condition of the Property. Seller hereby expressly excludes from its sale of the Property any representation or warranty not expressly set forth herein or in any document delivered by Seller at closing.

References in this Agreement to the “knowledge” of Seller shall refer only to the actual knowledge (as opposed to constructive, deemed or imputed knowledge) of the Designated Employees (as hereinafter defined) and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, to any property manager, or to any other trustee, officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term “Designated Employees” shall refer to Jonathan Wigser, Seller’s Chief Investment Officer and Monique Carter, the Property Manager of the Property. There shall be no personal liability on the party of the Designated Employees arising out of any representation or warranty made herein.
(b)    Purchaser’s Independent Investigations. Purchaser acknowledges that it is being given the full opportunity to inspect and investigate each and every aspect of the Property during the Feasibility Period, either independently or through agents, representatives or experts of Purchaser’s choosing, as Purchaser considers necessary or appropriate. Such independent investigation by Purchaser includes, without limitation:
(xii)    all matters relating to title to the Property;
(xiii)    all matters relating to governmental and other legal requirements with respect to the Property, such as taxes, assessments, zoning, use permit requirements and building codes;
(xiv)    all zoning, land use, building, environmental and other statutes, rules, or regulations applicable to the Real Property;
(xv)    the physical condition of the Real Property, including, without limitation, the interior, the exterior, the square footage of each tenant space therein, the structure, the roof, the paving, the utilities, and all other physical and functional aspects of the Real Property, including the presence or absence of Hazardous Materials. “Hazardous Materials” shall mean materials, wastes or substances that are (A) included within the definition of any one or more of the terms “hazardous substances,” “hazardous materials,” “toxic substances,” “toxic pollutants,” and “hazardous waste” in any Environmental Law; (B) any material, waste or substance that is regulated or classified as hazardous or toxic; (C) petroleum; (D) asbestos or asbestos-containing materials; (E) polychlorinated biphenyls; (F) flammable explosives; or (G) radioactive materials. “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Sections 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. Sections 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601-2629), and all regulations promulgated under the foregoing, and any other federal, state or local laws, statutes, rules, ordinances, or regulations now or hereafter in effect relating to liability or other responsibilities of property owners for or with respect to environmental matters.
(xvi)    any easements and/or access rights affecting the Real Property;

(xvii)    Contracts and any other documents or agreements of significance affecting the Property;
(xviii)    the Leases with respect to the Real Property and all matters in connection therewith, including, without limitation, the ability of the tenants thereto to pay the rent;
(xix)    all matters that would be revealed by an ALTA as-built survey, a physical inspection or an environmental site assessment of the Real Property;
(xx)    all matters relating to the income and operating or capital expenses of the Property and all other financial matters; and
(xxi)    all other matters of significance affecting, or otherwise deemed relevant by Purchaser with respect to, the Property.
(c)    Release. Without limiting the provisions of this Section 5, Purchaser waives its right to recover from, and forever releases and discharges, and covenants not to sue, Seller, Seller’s affiliates, Seller’s property manager, any lender to Seller, the partners, trustees, shareholders, controlling persons, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (each a “Seller Party”, and collectively, the “Seller Parties”) with respect to any and all claims, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Property including, without limitation, the physical and structural condition of the related Real Property or any law or regulation applicable thereto; provided, however, Purchaser does not waive its rights, if any, to recover from, and does not release or discharge or covenant not to sue Seller for (i) any breach of Seller’s representations or warranties set forth in Section 5(a), subject to the limitations and conditions provided in this Agreement, or (ii) any breach of Seller’s obligations set forth in this Agreement that expressly survive closing.
(d)    Waiver by Purchaser. If Purchaser and/or its assignee, with knowledge of (i) a default in any of the covenants, agreements or obligations to be performed by Seller under this Agreement and/or (ii) any breach of or inaccuracy in any representation or warranty of Seller made in this Agreement nonetheless elects to proceed to closing, then, upon the consummation of the closing, Purchaser and/or its assignee shall be deemed to have waived any such default and/or breach or inaccuracy and shall have no claim against Seller with respect thereto.
(e)    Right to Cure. If after the date hereof and prior to the closing, Purchaser becomes aware or is deemed to know that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect (other than as a result of receipt of written notice thereof from Seller pursuant to the requirement of the next sentence), Purchaser shall use good faith efforts to notify Seller in writing within five (5) business days of obtaining such knowledge and, in any event, prior to the closing. In such event, Seller shall not be obligated to cure any such misrepresentation or breach. If Seller is otherwise willing to attempt to cure the misrepresentation or breach, Seller shall be entitled to a reasonable adjournment of the closing (not to exceed thirty (30) days beyond the previously scheduled

Closing Date) for the purpose of any such cure; provided, however, Purchaser shall have the right to waive such breach at any time during said period of adjournment and in the event of such waiver Seller and Purchaser shall consummate the closing without any reduction or credit against the Purchase Price with respect thereto. If Seller fails to cure any misrepresentation or breach or declines to cure any other misrepresentation or breach not required to be cured, then Purchaser, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall be entitled to terminate this Agreement as set forth in Section 11(c) or otherwise exercise any rights with respect thereto set forth in Section 14 (to the extent applicable).
(f)    Purchaser’s Representations. Purchaser represents to Seller that:
(i)    Organization and Authorization. Purchaser is a Delaware limited liability company duly organized and in good standing in the state of its organization and at Closing will be qualified to do business in the State of South Carolina. The individual executing this Agreement on behalf of Purchaser is duly authorized to execute this Agreement on behalf of Purchaser. The execution and delivery of this Agreement and the performance of all obligations of Purchaser hereunder have been duly authorized by all entity action of Purchaser.
(ii)    No Conflicting Agreements. The purchase of the Property by Purchaser as provided hereunder and the performance by Purchaser of its obligations under this Agreement will not conflict with or result in the breach of any of the terms of any agreement or instrument to which Purchaser is a party.
(iii)    No Consents. Purchaser is not aware of any consents required for the performance of Purchaser’s obligations hereunder.
6.    BUYER’S INSPECTIONS AND FEASIBILITY PERIOD.
(a)    Purchaser’s Access. During the Feasibility Period (as hereinafter defined), Seller shall give to Purchaser and its officers, directors, employees, agents, advisors, or representatives (“Representatives”), complete access, subject to the rights of tenants under the Leases and without unreasonable disruption to the tenants under the Leases, to the Property during normal business hours and after reasonable prior notice, for the purpose of performing any reasonable tests and investigations, including, without limitation, non-intrusive environmental and property condition tests and studies and an updated survey of the Property (any intrusive testing shall require Seller’s prior written consent, to be granted or withheld in Seller’s commercially reasonable discretion). Seller shall have the right to accompany Purchaser and/or its Representatives during any Purchaser investigation or testing. Purchaser shall repair any damage to the Property caused by any entry upon the Property by Purchaser or its Representatives. Except as required by applicable law and except to the extent required in connection with ordering a Phase I Environmental Site Assessment Report of the Real Property, neither Purchaser nor any Representative of Purchaser shall contact or communicate with any governmental authority regarding any Hazardous Materials on, or the environmental condition of, the Property without prior written notice to Seller and written approval by Seller, such approval to be granted or withheld in Seller’s sole discretion. Notwithstanding any other provision of this Agreement, this Section 6(a) shall survive the closing or termination of this Agreement for any reason and Purchaser shall not be relieved of its obligations under this Section 6(a) by reason of the closing or any termination of this Agreement.
(b)    Purchaser’s Insurance; Indemnification. Before receiving access to the Property, Purchaser shall obtain a policy of general liability insurance, which insures Purchaser and its Representatives, with liability insurance limits of not less than $2,000,000 combined single limit for personal injury and property damage. Such policy shall name Seller and DLC Management Corporation, Seller’s property manager, as additional insureds. Such policy shall be issued by such insurance companies, shall provide such coverage and shall carry such other limits as may be approved by Seller, in its reasonable discretion. Purchaser shall provide Seller with a certificate of insurance evidencing that Purchaser has obtained the aforementioned policy of insurance. By Purchaser’s execution of this Agreement, Purchaser agrees to: (i) indemnify, defend, and hold Seller, and any member, manager, employee, agent or attorney of Seller and any other party related in any way to any of the foregoing, free and harmless from and against any and all costs, loss, damages and expenses, of any kind or nature whatsoever (including attorneys’ fees and costs) arising out of or resulting from the entry and/or the conduct of activities upon the Property by Purchaser or its Representatives and their employees, agents, representatives, contractors or subcontractors at the Property or any breach of this Section 6, whether arising prior to or after the Effective Date; and (ii) upon written request of Seller, deliver promptly to Seller copies of all third party reports commissioned by or on behalf of Purchaser which set forth the results of tests, studies and inspections of the Property, except those which are subject to attorney-client privilege. Notwithstanding any provisions of this Agreement, the provisions of this Section 6(b) shall survive the expiration or termination of this Agreement.
(c)    Feasibility Period. The period between the Effective Date and 5:00 P.M. Eastern Time on that date which is thirty (30) days after the Effective Date shall be referred to in this Agreement as the “Feasibility Period”. Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Feasibility Period, for any reason or no reason at all, by delivering written notice of such termination to Seller. In the event Purchaser does not, prior to the end of the Feasibility Period, notify Seller in writing of the waiver of its right to terminate this Agreement pursuant to this Section 6(c) (such waiver, the “Feasibility Notice”), this Agreement shall automatically terminate without requirement of further action on the part of Purchaser or Seller. In the event Purchaser timely terminates this Agreement pursuant to this Section 6(c), Purchaser shall immediately return to Seller any documents, plans, studies or other materials related to the Property that were provided by Seller to Purchaser, and the Earnest Money shall be refunded to Purchaser and neither party shall have any further liability or obligations to the other hereunder provided; however, that the obligations contained in Section 6(a) and Section 6(b) shall survive such termination. If Purchaser has actual knowledge of a breach of representation, warranty or covenant by Seller during the Feasibility Period and does not terminate this Agreement, then Purchaser shall be deemed to have waived such breach. In the event Purchaser terminates this Agreement for any reason (whether pursuant to this Section 6(c) or otherwise), then Purchaser shall, at Seller’s request, deliver to Seller copies of all third party reports, investigations and studies, other than economic analyses and attorney work product (collectively, the “Reports” and, individually, a “Report”) prepared for, and delivered to,

Purchaser in connection with its due diligence review of the Property. Purchaser’s obligation to deliver the Reports pursuant to this Section 6(c) shall survive any termination of this Agreement.
(d)    Due Diligence Deliveries. The parties agree that no later than the Effective Date, Seller shall deliver to Purchaser the materials listed on Schedule 6(d) (the “Due Diligence Deliveries”).
7.    INTERIM OPERATION OF THE PROPERTIES AND COVENANTS OF SELLER.
(a)    General Operation. Except as otherwise contemplated or permitted by this Agreement or approved by Purchaser in writing, from the Effective Date to the Closing Date (or earlier termination of this Agreement (the “Contract Period”), Seller agrees that it will operate the Real Property consistent with Seller’s past practices and will not dispose of or encumber any material portion of the Property, except for dispositions of personal property in the ordinary course of business or as otherwise permitted by this Agreement.
(b)    Contracts. Prior to the expiration of the Feasibility Period, Purchaser shall designate those Contracts which Purchaser elects to assume (each of which shall be an “Assumed Contract”), and all other Contracts shall be terminated by Seller as of the earliest termination date possible. Seller agrees that, without Purchaser’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), Seller will not enter into any Contract affecting the Property if such Contract cannot be terminated on thirty (30) days’ notice or less.
(c)    Maintenance. Between the Effective Date and the Closing Date (or earlier termination of this Agreement), Seller shall (i) maintain the Real Property in substantially the same manner as prior hereto pursuant to Seller’s normal course of business, subject to reasonable wear and tear and further subject to the occurrence of any damage or destruction to the Real Property by casualty or other causes or events beyond the control of Seller; provided, however, that Seller’s maintenance obligations under this subsection shall not include any obligation to make capital expenditures or any other expenditures not incurred in Seller’s normal course of business; (ii) continue to maintain its existing insurance coverage; and (iii) not grant any voluntary liens affecting the Property
(d)    Leases. During the Contract Period, prior to the execution of any new leases for the Property or the renewal, extension or expansion of any existing Leases for the Property, Seller shall give notice of its intent to do so to Purchaser at the addresses set forth in Section 19 hereof. Such notice shall include a copy of the proposed lease to the extent the same exists and a description of the amount of space involved, the length of the lease term, the proposed rent and the amount of any leasing commission, tenant improvement costs and other tenant allowances (collectively, the “New Lease Notice”). Purchaser shall have five (5) Business Days after receipt of such New Lease Notice to notify Seller in writing of its objections, if any, to any such proposed lease or extension, renewal or expansion of any existing Lease. Seller shall not enter into any new lease or renewal, extension or expansion of an existing Lease without Purchaser’s approval, such approval not to be unreasonably withheld, conditioned or delayed. Notwithstanding any contrary provision in this Agreement, Purchaser shall not have the right to approve renewals, extensions or expansions of existing Leases evidencing or reflecting the exercise by tenants of any rights or options, the terms of which are fixed or determinable as of the Effective Date, under existing Leases (each, a “Fixed Renewal or Expansion”) (provided, however, Seller shall remain obligated to timely provide Purchaser with a copy of a New Lease Notice for the same). In the case of the exception specified in the immediately preceding sentence, provided Seller has timely provided Purchaser with a New Lease Notice, Seller may enter into the proposed renewal, extension or expansion of an existing Lease without Purchaser’s approval or deemed approval. Nothing in this Agreement shall be interpreted to require Seller to lease any additional space in the Property, as a condition to the sale of the Property. All leases or amendments thereto executed in accordance with this Section 7(d) shall also be deemed “Leases” for all purposes of this Agreement.
(e)    Monetary Obligations. Seller shall pay and satisfy in full any and all any and all liens placed, or caused to be placed, of record against the Real Property by Seller evidencing a monetary obligation which can be removed by the payment of money, including, without limitation, deeds of trust, mortgages, mechanic’s liens, attachment liens, execution liens, tax liens and judgment liens on or before the Closing Date, provided that Seller may use the proceeds of the sale to do so.
(f)    If Purchaser has not terminated this Agreement on or before the expiration of the Feasibility Period, Seller will use commercially reasonable efforts to deliver to Purchaser, prior to Closing, duly executed originals of subordination, nondisturbance agreements (the “SNDA Agreements”) from Bi-Lo, Dollar Tree, Cato and each tenant under a Lease that has recorded a memorandum of lease in the land records of Mauldin, South Carolina, in the form required by any lender to Purchaser or in a form attached to or otherwise prescribed in an applicable Lease; provided, however, that Seller’s failure to obtain any such SNDA Agreement shall not constitute a default by Seller or a failure of any of Purchaser’s conditions to closing.
8.    TITLE. Seller shall not execute any deed, easement, restriction, covenant or other matter affecting title to the Property (other than leases, which are governed by Section 7) unless Purchaser has received a copy thereof and has expressly approved the same in writing (such approval will not be unreasonably withheld, conditioned or delayed); and (b) all mortgages against the Property shall be paid or otherwise defeased by Seller at or before closing, it being understood and agreed that Seller shall have the right to have the Escrow Agent apply a corresponding portion of the Purchase Price proceeds at closing for such purpose.
9.    COSTS. Purchaser shall pay the cost of all premiums and charges in connection with any Title Commitment (as defined in Section 10) or the title policy issued in connection with the Title Commitment (the “Title Policy”) (including endorsements) issued to Purchaser, the cost of preparing the Survey (as defined in Section 10), all recording and filing charges in connection with the Deed (other than as set forth below in this Section 9), one half of all escrow charges due to the Escrow Agent, all costs of Purchaser’s due diligence, including fees due its consultants, and all lenders’ fees or other costs or expenses related to any financing to be obtained by Purchaser. Seller shall pay one half of all escrow charges due to the Escrow Agent and all State and County transfer taxes and recording charges payable in connection with the recording of the Deed (whether imposed in the form of transfer taxes, documentary stamps or otherwise). Each party shall pay the fees and costs of its own counsel.
10.    TITLE INSURANCE.
(a)    Purchaser shall obtain at its sole cost and expense a current ALTA owner's title commitment for title insurance for the Real Property (the “Title Commitment”) from a title company that issues through the Escrow Agent (the “Title Company”), together with true and complete copies of all exceptions contained therein and Purchaser shall obtain, at its sole cost and expense, an ALTA Survey of the Real Property (the “Survey”). Upon the receipt of the Title Commitment and Survey, Purchaser shall review all such information and shall, prior to that date which is five (5) business days prior to the end of the Feasibility Period, furnish a copy of the Title Commitment and Survey to Seller together with a statement as to which exceptions shown on the Title Commitment or Survey are unacceptable to Purchaser (the “Title Objection(s)”). If Purchaser fails to deliver such notice of Title Objections to Seller prior to the end of the Feasibility Period, and does not timely deliver a Feasibility Notice, then Purchaser shall be deemed to have found title unacceptable in all respects and this Agreement shall be deemed terminated by Purchaser, the Earnest Money shall be returned to Purchaser and the Seller and Purchaser shall have no further responsibility to each other under this Agreement; provided, however, the indemnity contained in Section 6 herein shall survive such termination.
(b)    Within three (3) business days of receipt of Purchaser's written notice of Title Objections (the “Seller Election Date”), Seller shall notify Purchaser in writing of any Title Objections which Seller either refuses to cure or is unable to cure in a manner acceptable to Purchaser. In the absence of such notice from Seller to Purchaser, Seller shall be deemed to have elected not to satisfy, correct or cure any Title Objections.
(c)    In the event Seller notifies Purchaser or is deemed to have notified Purchaser on or before the Seller Election Date of its election to refuse to cure or its inability to cure in a manner acceptable to Purchaser all of the Title Objections of which Seller is notified by Purchaser, then Purchaser shall, by notice to Seller delivered prior to the expiration of the Feasibility Period, elect one of the following:
1.    To waive such Title Objection(s) and to close the transaction in accordance with the terms of this Agreement (in which case such Title Objection(s) shall be considered Permitted Exceptions for all purposes); or
2.    To terminate this Agreement by notice to Seller given on or before the expiration of the Feasibility Period, and the Earnest Money shall be refunded to Purchaser and neither party shall have any further liability or obligations to the other hereunder; provided, however, the obligations contained in Section 6 herein shall survive such termination. If Purchaser fails to deliver such notice to Seller prior to the expiration of the Feasibility Period (and Purchaser does not otherwise deliver the Feasibility Notice), then Purchaser shall be deemed to have found title to the Real Property unacceptable in all respects and this Agreement shall be deemed terminated by Purchaser, the Earnest Money shall be returned to Purchaser and the Seller and Purchaser shall have no further responsibility to each other under this Agreement provided, however, the obligations contained in Section 6 herein shall survive such termination.
(d).    “Permitted Exceptions” shall mean (i) all easements, covenants, restrictions, exceptions of record and other matters (“Encumbrances”) that are shown on the Title Commitment or the Survey in their respective forms at the end of the Feasibility Period as to which Purchaser does not timely deliver a notice of Title Objection(s); (ii) all Encumbrances referenced in Section 10(c)(1) above; (iii) all laws, ordinances, statutes, orders, requirements and regulations to which the Property is subject; and (iv) the Leases.
(e)    Notwithstanding anything in this Agreement to the contrary, and notwithstanding any notice of Title Objections delivered hereunder or not delivered hereunder, Seller shall cause all mortgages and deeds of trust entered into by Seller and encumbering the Property and all monetary judgments and liens against the Property caused by Seller to be to be satisfied, vacated or released from the Property, on or prior to Closing; it being agreed that Seller may use Closing proceeds to do so.
11.    CONDITIONS PRECEDENT TO CLOSING.
(a)    Conditions to Purchaser’s Obligations. The obligations of Purchaser to purchase the Property from Seller and to perform the other covenants and obligations to be performed by Purchaser on the Closing Date shall be subject to the following conditions (all or any of which may be waived in writing, in whole or in part, by Purchaser):
(i)    Representations and Warranties True. The representations and warranties made by Seller under this Agreement shall be true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.
(ii)    Seller’s Performance. Seller shall have performed in all material respects all covenants, agreements and delivered all documents required by this Agreement to be performed or delivered by it on or before the Closing Date.
(iii)    Estoppel Certificates. The condition precedent related to Estoppel Certificates set forth in Section 12 shall have been satisfied.
(iv)    Title. At Closing, the status of title to the Real Property shall be in accordance with the terms and conditions of Section 10.
(v)    Tenants. Bi-Lo, Dollar Tree and Cato shall be occupying and operating their businesses at the Property and none of them shall be in default, beyond any applicable grace or cure period, in the payment of rent or performance of any other material obligation at Closing.
(b)    Conditions to Seller’s Obligations. The obligations of Seller to sell the Property to Purchaser and to perform the other covenants and obligations to be performed by

Seller on the Closing Date shall be subject to the following conditions (all or any of which may be waived in writing, in whole or in part, by Seller):
(i)    Representations and Warranties True. The representations and warranties made by Purchaser under this Agreement shall be true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.
(ii)    Purchaser’s Performance. Purchaser shall have performed all covenants, agreements and delivered all documents required by this Agreement to be performed or delivered by it on or before the Closing Date.
(c)    Termination. Subject to the provisions of Sections 14 and 15 of this Agreement, in the event that any condition set forth in Sections 11(a) or 11(b) is not satisfied on or prior to the Closing Date, and such condition remains unsatisfied for a period of five (5) Business Days after receipt by the party whose obligation it was to satisfy the condition of such failure by the party to this Agreement whose obligations are conditioned upon the satisfaction of such condition, then the party to this Agreement whose obligations are conditioned upon the satisfaction of such condition may terminate this Agreement, by written notice delivered to the other party at or prior to the occurrence of the closing and the Earnest Money and the interest thereon shall be returned to Purchaser. Upon any termination of this Agreement pursuant to this Section 11(c), except as otherwise provided in Section 6(a) or 6(b), neither party shall have any further liability to the other under this Agreement.
12.    ESTOPPEL CERTIFICATES.
(a)    Seller shall in good faith use its commercially reasonable efforts (without incurring any additional expense) to obtain and deliver to Purchaser prior to the Closing Date tenant estoppel certificates from each tenant under a Lease, substantially in the form attached hereto as Exhibit E, provided, however, that if a form of estoppel certificate is attached to or otherwise prescribed in a particular lease document or if it is the policy of any national or chain tenant that a particular form of estoppel certificate be used, that form shall be deemed an acceptable form of tenant estoppel certificate (any such estoppel certificate in the form permitted pursuant to this sentence, an “Estoppel Certificate”). The inability of Seller to deliver the Estoppel Certificates to Purchaser pursuant to this Section 12 shall not constitute a breach or default by Seller of its obligations under this Agreement. It is a condition precedent to Purchaser’s obligation to close the transactions contemplated under this Agreement that Seller shall have delivered to Purchaser, no later than five (5) Business Days prior to Closing, Estoppel Certificates executed by (a) BI-LO, Cato and Dollar Tree, and (b) such number of additional tenants which collectively lease at least seventy percent (70%) of the remaining leased square footage at the Property, after deducting the square footage leased by BI-LO, Cato and Dollar Tree (the BI-LO, Cato and Dollar Tree Estoppel Certificates and Estoppel Certificates from other tenants under the Leases representing seventy percent (70%) of the remaining leased square footage at the Property, after deducting the square footage leased by BI-LO, Cato and Dollar Tree, collectively referred to herein as the “Estoppel Threshold”), which Estoppel Certificates shall not set forth any alleged default by Seller or any information materially at variance with the information set forth in the Lease referenced therein. Upon receipt of any Estoppel Certificate, Seller shall deliver a photocopy of the same to Purchaser for Purchaser’s review.
(b)     If Seller has not satisfied the condition to closing with respect to Estoppel Certificates set forth in this Section 12 by the scheduled Closing Date, Seller shall be entitled to a reasonable adjournment of the closing (not to exceed thirty (30) days beyond the previously scheduled Closing Date) for the purpose of satisfying the condition to closing with respect to Estoppel Certificates set forth in this Section 12. Seller may, but shall not be obligated to, agree to cure some or all of the matters objected to within the Estoppel Certificate (the “Estoppel Objection Matters”) by delivering written notice (“Estoppel Cure Notice”) to Purchaser of Seller’s election to cure some or all of the Estoppel Objection Matters. If Seller fails to deliver Seller’s Estoppel Cure Notice to Purchaser, Seller shall be deemed to have elected not to cure any such Estoppel Objection Matters. If Seller timely elects to cure one or more of the Estoppel Objection Matters, then Seller shall have a reasonable time given the nature and circumstances of the required cure to address such Estoppel Objection Matters that Seller has committed to cure, and shall pay all costs associated with such cure.
(c)    If Seller elects (or is deemed to elect) not to cure one or more of the Estoppel Objection Matters, then Seller shall not be in default under this Agreement.
13.    RISK OF LOSS. Subject to the following, risk of loss shall remain with Seller until Closing. If, prior to the Closing Date, all or part of the Property is damaged by fire or by any other cause whatsoever, Seller shall promptly give Purchaser written notice of such damage.
(a)    If the cost of repairing such damage is not in excess of Five Hundred Thousand Dollars ($500,000.00) (as determined by Seller’s independent insurer), then (i) Purchaser shall have the right at the closing to receive, to the extent such sums have not been expended on repair work, the amount of the deductible plus an assignment of all insurance proceeds payable as a result of such loss; (ii) this Agreement shall continue in full force and effect with no reduction in the Purchase Price and (iii) Seller shall have no obligation to repair such damage.
(b)    If the cost of repairing damage from such casualty is greater than Five Hundred Thousand Dollars ($500,000.00) (as determined by Seller’s independent insurer), then Purchaser shall have the right, for a period of ten (10) business days from the date of notice of the amount of damage caused by the casualty, but, in any event, prior to the Closing Date, to terminate this Agreement by giving written notice of termination to Seller within such period. Upon such termination, the Earnest Money shall be returned to Purchaser and the parties hereto shall be released of any further liability hereunder except as otherwise provided herein. If Purchaser fails to notify Seller within such period of Purchaser’s exercise of its right to terminate this Agreement, then Purchaser shall proceed to closing and, to the extent such sums have not been expended on repair work, all insurance proceeds received by Seller as a result of such casualty loss plus the amount of the deductible shall be paid to Purchaser at the closing. If such proceeds have not yet been received by Seller, then Seller’s rights to such proceeds shall be assigned to Purchaser at the closing upon payment of the full Purchase Price to Seller by

Purchaser less the amount of Seller’s deductible and Seller shall have no obligation to repair such damage.
14.    SELLER’S FAILURE TO PERFORM. If Seller fails to perform under this Agreement when obligated to do so or if Seller breaches this Agreement, Purchaser may avail itself to any of the following remedies: (a) enforce specific performance hereof, but only if the failure by Seller is a failure to convey the Property to Purchaser at closing when obligated to do so, or (b) terminate this Agreement and receive the Earnest Money and, in the event of such termination, Purchaser and Seller shall be relieved of all obligations and liabilities under this Agreement (except as otherwise provided in this Agreement). Notwithstanding the foregoing, if Purchaser terminates this Agreement pursuant to subsection (b) above as the result of an Intentional Seller Default (as defined below), Seller shall reimburse Purchaser in an amount equal to the lesser of (i) Fifty Thousand Dollars ($50,000), and (ii) the amount of all third party, out-of-pocket due diligence costs and expenses actually incurred by Purchaser in connection with this Agreement and the Property. For the purposes of this Agreement, the term “Intentional Seller Default” means an intentional and deliberate act, failure to act, or failure to satisfy a material obligation of Seller under this Agreement, taken or occurring on or after the Effective Date that results in Purchaser’s inability to consummate the transaction contemplated in this Agreement for a reason other than Purchaser’s default or the failure of any condition to Closing to be satisfied.
15.    BUYER’S FAILURE TO PERFORM. If Purchaser fails to perform under this Agreement when obligated to do so, the Earnest Money shall be paid to and retained by Seller as fixed, agreed and liquidated damages, and as Seller’s exclusive remedy for such failure to perform, and Seller and Purchaser shall be relieved from all liabilities and obligations under this Agreement (except as otherwise provided in this Agreement).
16.    ATTORNEYS’ FEES; COSTS. In connection with any litigation arising out of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs at both the trial and appellate levels.
17.    CONDEMNATION. In the event of the institution, prior to closing of any proceedings, judicial, administrative or otherwise, which relate to a taking or proposed taking of any portion of the Property by eminent domain, Seller shall immediately notify Purchaser thereof. In the event of any such taking or proposed taking which relates to more than ten percent (10%) of the land area of the Real Property or the material alteration, or closure, of any vehicular access point to the Property, Purchaser may at its option, terminate this Agreement by written notice to Seller within ten (10) days after Purchaser is advised of the commencement of condemnation proceedings and all Earnest Money shall be refunded to Purchaser, and Purchaser and Seller shall be relieved of all obligations and liability under this Agreement (except as otherwise provided in this Agreement), or Purchaser shall have the right to appear and defend such condemnation proceedings, and in the event the closing occurs, any award in condemnation shall, at Purchaser’s election, become the property of Purchaser.
18.    BROKERS AND AGENTS. Each of the parties represents to the other that it has not retained or used the services of a broker or agent in connection with this transaction,

except that Seller has retained the services of Berkeley Capital Advisors, LLC (the “Broker”), which will be paid by Seller pursuant to a separate agreement between Seller and Broker. Each party agrees to indemnify and hold the other harmless from any claims of brokers or agents for fees or commissions arising out of this transaction attributable to a breach by such party of its representations under this Section. Seller shall indemnify and hold harmless Purchaser from any claims of Broker.
19.    NOTICES. Any notice required or permitted to be given hereunder shall be in writing and delivered by a nationally recognized overnight courier service providing a receipt (such as Federal Express), by hand or by facsimile addressed as follows (or to such other address as may be designated by any party by notice to the other): (i) if to Purchaser: WHLR-Butler Square, LLC, 2529 Virginia Beach Boulevard, Virginia Beach, Virginia 23452, Attention: Dave Kelly, Phone: (757) 627-9088, Fax: (757) 627-9081, Email: dkelly@WHLR.us, with a copy to Stuart A. Pleasants, Phone: (757) 275-7634, Fax: (757) 627-9081, Email: stuartpleasants@verizon.net; if to Seller, Butler Improvements, LLC, c/o DLC Management Corporation, Attention: Mr. Adam Ifshin, 580 White Plains Road, Third Floor, Tarrytown, New York 10591, Tel. No. 914-406-7626, Fax No. 914-631-6533, Email: aifshin@dlcmgmt.com, with a copy to Thomas R. Castiello, Esq., Arent Fox LLP, 1717 K Street, N.W., Washington, D.C. 20006, Tel. No. 202-857-6134; Fax No. 202-857-6395, Email: thomas.castiello@arentfox.com, or at any other address designated by either party by notice to the other party pursuant to this Section 19. Notices shall be deemed given when received by the party to whom it is addressed, if delivered by overnight courier service or by hand or on the date the automatic acknowledgment indicates delivery was made to the party to whom it is addressed, if sent by facsimile or via email. Seller’s and Purchaser’s attorneys are hereby authorized to send and receive notices hereunder on behalf of their respective clients.
20.    ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement between the parties, and no prior verbal or written agreement of understanding shall survive the execution of this Agreement. In the event of any amendment or modification of this Agreement, the amendment or modification shall be in writing signed by all the parties, or their agents, in order to be binding upon the parties. This Agreement, or a memorandum thereof, shall not be recorded among the land records.
21.    FURTHER ASSURANCES. Seller agrees that it will, at any time and from time to time after the Closing Date, upon request of and at the sole cost and expense of Purchaser, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required for the assigning, transferring, granting, assuring and confirming to Purchaser, or for aiding and assisting in collecting and reducing to possession, any or all of the assets or property being sold to Purchaser pursuant to this Agreement, provided that the same do not impose any liability on Seller beyond that provided in this Agreement or any document required to be executed by Seller pursuant to this Agreement (other than under this Section).

22.    WAIVER OF JURY TRIAL. The parties hereto waive trial by jury in any action, proceeding or counterclaim brought by any party against any other party on any matter arising out of or in any way connected with this Agreement.
23.    BENEFIT AND BURDEN. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Purchaser shall not assign its rights under this Agreement without Seller’s prior written consent. Notwithstanding the preceding sentence, Purchaser may, without Seller’s prior written consent (but only after at least two (2) Business Days’ prior written notice to Seller), assign its rights under this Agreement to an entity that is majority owned (directly or indirectly) and also controlled (directly or indirectly) by Wheeler Real Estate Investment Trust; provided, however, that no such assignment shall relieve or release Purchaser from any obligations under this Agreement (whether arising pre- or post-Closing) and Purchaser shall remain jointly and severally liable for all the same together with such assignee. Any assignment of Purchaser’s rights under this Agreement in contravention of this Section 23 shall be null and void and of no force and effect and shall constitute a material default by Purchaser under this Agreement.
24.    APPLICABLE LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of South Carolina.
25.    LIMITATION ON LIABILITY; SURVIVAL.
(a)    The representations and warranties set forth in this Agreement shall survive settlement and delivery of the Deed and shall not be merged therein; provided, however, that in the event of a breach by Seller of a representation or warranty this Agreement, Seller’s liability for such breach shall survive only for claims asserted by Purchaser against Seller prior to the expiration of nine (9) months from the Closing Date, and after such nine (9) month period said representations and warranties shall be extinguished and of no further force and effect with respect to any claims not asserted by Purchaser prior to the expiration of such period.
(b)    Notwithstanding any provision to the contrary herein or in any document or instrument executed by Seller and delivered to Purchaser at or in connection with the closing (collectively, “Closing Documents”), Seller shall have no liability whatsoever with respect to any suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, expenses or costs, including, without limitation, attorneys’ and experts’ fees and costs and investigation and remediation costs under any of the representations, warranties, terms covenants or conditions contained in this Sale Agreement or in any Closing Document or otherwise with respect to the Property (collectively, “Claims”), except to the extent (and only to the extent) that the aggregate amount of all Claims for breach of Seller’s representations and warranties exceeds Fifteen Thousand Dollars ($15,000) (the “Threshold Amount”) and, in such case, such Claims shall only be valid (and Seller shall only be liable) for the portion that exceeds the Threshold Amount; provided, however, notwithstanding any provision to the contrary herein or in any Closing Document, the total liability of Seller for any or all Claims with respect to the Property, this Agreement or any other Closing Document shall not exceed Four Hundred Thousand Dollars ($400,000.00) (the “Cap

Amount”). Purchaser shall not make any Claim or deliver any Claim notice, unless in good faith, it believes would exceed the Threshold Amount as set forth above.
26.    TIME OF THE ESSENCE. All times, wherever specified herein for the performance by Seller or Purchaser of their respective obligations hereunder, are of the essence of this Agreement. Notwithstanding the foregoing, any time period provided for herein which shall end on a Saturday, Sunday, or legal holiday shall extend to the next Business Day. For purposes of this Agreement, the term “Business Day” shall mean those days of the week which are not a Saturday, Sunday or any other federal or state holiday in which the banks in New York City are not open for business.
27.    COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement binding on the parties hereto.
28.    DRAFTS NOT AN OFFER TO ENTER INTO A LEGALLY BINDING CONTRACT. The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property pursuant to the terms of this Agreement. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, including, without limitation, all of the Exhibits and Schedules hereto, and each of Seller and Purchaser have fully executed and delivered to each other a counterpart of this Agreement, including, without limitation, all Exhibits and Schedules hereto.
29.    CONFIDENTIALITY AND PRESS RELEASES.
(a)    Confidentiality. For the purposes of this Agreement, the term “Confidential Information” shall include all information that is not in the public domain furnished to Purchaser or any Representative of Purchaser (each, a “Purchaser Party”) by or at the direction of Seller relating to Seller, the Property (or any other assets of Seller), this Agreement or the potential acquisition of the Property by Purchaser, as well as written memoranda, notes, analysis, reports, compilations, or studies prepared by any Purchaser Party which contain, or are derived from, such information furnished by or at the direction of Seller, whether in writing, computer diskette, other medium or oral communication. Purchaser agrees that, except as required by law or regulations of the Securities and Exchange Commission: (i) it shall not disclose, or otherwise make or permit others to make copies or otherwise reproduce, any Confidential Information, except for use by any Representative of Purchaser who has a need to have such Confidential Information in connection with assisting the Purchaser in evaluating the proposed transaction by Purchaser (provided that Purchaser shall advise such persons of the confidential nature of such Confidential Information and such persons shall agree to maintain the confidentiality of such Confidential Information in accordance with the terms hereof); and (ii) each Purchaser Party will use Confidential Information exclusively for the purpose of evaluating the potential acquisition of the Property by Purchaser. In addition, subject to the provisions of subsection (b) below, no Purchaser Party shall disclose terms, conditions and provisions of this Agreement to any third party.
(b)    Press Release. Seller and Purchaser hereby covenant that (i) prior to the closing it shall not issue any press release or public statement (an “Information Release”) with respect to the transactions contemplated by this Agreement without the prior consent of all parties to this Agreement, except to the extent required by law or the regulations of the Securities and Exchange Commission; provided, however, Purchaser may issue an Information Release if such Information Release does not mention Seller by name and does not disclose any Confidential Information relative to the Property, and (ii) after the closing, any Information Release issued by Seller or Purchaser shall be subject to the review and approval of all such parties (which approval shall not be unreasonably withheld). If Seller or Purchaser is required by law or by regulations of the Securities and Exchange Commission to issue an Information Release, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed Information Release to the other party for its review.
(c)    Survival. This Section 29 shall survive closing or the earlier termination of this Agreement.
30.    ESCROW.
(a)    Interpleader. In the event of a dispute concerning the disposition of the Earnest Money, the Escrow Agent shall have the right at any time to deposit any cash funds held by it under this Agreement with the clerk of the court having jurisdiction. The Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit, the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.
(b)    The Escrow Agent as Stakeholder. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims, and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or suffered by the Escrow Agent in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of the Escrow Agent.
31.    LIKE-KIND EXCHANGE. Each party hereby agrees to take any and all actions at closing as are reasonably necessary to help the other to effectuate a like-kind exchange of the Property pursuant to Section 1031 of the Code, including, but not limited to (i) entering into a like-kind exchange trust agreement authorized by a “qualified intermediary” acceptable to Purchaser and Seller to effectuate a like-kind exchange of the Property, which agreement shall be in the form and substance sufficient to allow such party’s exchange of the Property to qualify as a tax-free exchange under Section 1031 of the Code, (ii) paying to the qualified intermediary the cash at closing for the Property in accordance with the instructions of the intermediary, and (iii) executing a notification statement acknowledging that the other party has elected to effectuate a like-kind exchange; provided, however, that in no event shall the non-requesting party be required to take title to any other real property or to incur any additional expenses or liability in order to effectuate the like-kind exchange and, except as set forth below in subsection (b), the like-kind exchange shall not delay the Closing Date. The requesting party, whether Seller or Purchaser, agrees to indemnify, defend and hold the other party harmless from and against any and all costs, expenses, claims and other liabilities of any kind arising with regard to the effectuation of a tax free exchange as described herein. Notwithstanding anything to the contrary provided herein, the non-requesting party makes no representations or warranties as to the tax treatment for the transaction contemplated hereby or the ability of the transaction contemplated to qualify for like-kind exchange treatment pursuant to Section 1031 of the Code. In the event both parties desire to effectuate a like-kind exchange as described herein, each party shall pay any and all costs associated with their respective transactions.
32.    RECITALS. The Recitals are incorporated in to, and made a part of, the Agreement.

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IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the day and year first above stated.
SELLER:
BUTLER IMPROVEMENTS, LLC,
a Delaware limited liability company
By:    First Man Butler Corp.
its Manager
By:    /s/ Adam Ifshin
Adam Ifshin, President

PURCHASER:
WHLR-BUTLER SQUARE, LLC
a Delaware limited liability company
By:    /s/ Jon S. Wheeler
Name:    Jon S. Wheeler
Title:    Manager

The undersigned Escrow Agent executes this Agreement solely for the purpose of evidencing its agreement to perform its obligations, as set forth in this Agreement, it being understood and agreed that the Escrow Agent shall have absolutely no liability for the performance by Seller or Purchaser of their obligations under this Agreement.
GRAYBILL, LANSCHE AND VINZANI
By:
Name:
Title: